Exhibit 10.12

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”), dated as of June 1, 2018 (the “Effective Date”), is by and between Charah, LLC, a Kentucky limited liability company (the “Company”) and Bruce Kramer (the “Executive”).

RECITALS

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement, dated as of January 13, 2017 (the “Employment Agreement”), and any terms not defined herein shall have the same meaning as in the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement and Exhibit A attached thereto, effective as of the Effective Date, according to the terms and conditions set forth in this Amendment, to account for certain changes to the terms of Employee’s employment.

NOW, THEREFORE, in consideration of the mutual promises, agreements, and consideration set forth below, the parties agree to the following terms:

WITNESSETH

1.    Amendment to Section 4(a). Section 4(a) is hereby amended and restated in its entirety as follows:

“(a) Base Compensation. Executive shall be provided with annualized base salary of $ 450,000 (the “Base Compensation”), payable in accordance with the regular payroll practices of the Company, with adjustments, if any, as may approved in writing by the Board.”

2.    Amendment to Section 4(b). Section 4(b) is hereby amended and restated in its entirety as follows:

“(b) Annual Bonus. Executive shall be eligible to earn an annual bonus with respect to each fiscal year of the Company ending during the remaining Term of Employment up to an amount equal to sixty percent (60%) of Executive’s then-Base Compensation (pro-rated for any fractional year) (the “Annual Bonus”). The amount of the Annual Bonus actually paid, including any related performance metrics shall be determined by the Board, or by the Compensation Committee designated by the Board, in either case in its sole discretion, after consultation with the Executive. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year within thirty (30) days following the delivery of the Company’s audited financial statements for the relevant performance year if Executive is employed by the Company upon the delivery thereof.”

3.    Amendment to Exhibit A. Exhibit A is hereby amended to add to the existing title, “Executive Vice President & Chief Financial Officer”, a second title, “Chief Financial Officer and Treasurer of Charah Solutions, Inc.” in the column titled “Position”.

4.    Construction. Except as specifically provided in this Amendment, the Employment Agreement will remain in full force and effect and is hereby ratified and confirmed in all respects. To the extent a conflict arises between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

5.    Governing Law. This Amendment shall be construed under and enforced in accordance with the laws of the Commonwealth of Kentucky, in accordance with Section 22 of the Employment Agreement.

6.    Entire Agreement. The Employment Agreement, as amended by this Amendment effective as of the Effective Date, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in the Employment Agreement and this Amendment.

7.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

CHARAH, LLC

By:	/s/ Charles W. Price
Name:	Charles W. Price
Title:	Vice President

EXECUTIVE

/s/ Bruce Kramer
Bruce Kramer

AMENDMENT TO EMPLOYMENT AGREEMENT – Bruce Kramer